Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of NSD Bancorp, Inc. (the “Company”), for the period ending June 30, 2003, as filed with the Securities and Exchange Commission (the “Report”), I, James P. Radick, Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

3.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered by the Report.

Dated: August 14, 2003	/s/ JAMES P. RADICK

James P. Radick, Treasurer (Principal Financial and Accounting Officer)